FINANCIAL STATEMENT 1.6


                            INTERSTATE ENERGY CORPORATION
                   UNAUDITED PROFORMA COMBINED STATEMENTS OF INCOME
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                      IEC
                                  (As Reported)  Golden Gas
                                   (Restated)    Subsidiary     Subtotal
          ----------------------------------------------------------------
                                               (in thousands)
          OPERATING REVENUES:
            Electric utility     $  1,199,139  $             $  1,199,139
            Gas utility               204,395                     204,395
            Nonregulated and
              other                   199,074         2,743       201,817
                                 ------------  ------------  ------------
                                    1,602,608         2,743     1,605,351
                                 ------------  ------------  ------------
          ----------------------------------------------------------------
          OPERATING EXPENSES:
            Electric and steam
              production fuels        224,948                     224,948
            Purchased power           198,930                     198,930
            Cost of utility gas
              sold                    113,401                     113,401
            Other operation           456,113         2,222       458,335
            Maintenance                87,921                      87,921
            Depreciation and
              amortization            212,787           387       213,174
            Taxes and other than
              income taxes             79,804                      79,804
                                 ------------  ------------  ------------
                                    1,373,904         2,609     1,376,513
                                 ------------  ------------  ------------
          ----------------------------------------------------------------
          OPERATING INCOME            228,704           134       228,838
                                 ------------  ------------  ------------
          ----------------------------------------------------------------
          INTEREST EXPENSE AND
            OTHER:
            Interest expense           95,045           105        95,150
            Allowance for funds
              used during
              construction             (5,024)                     (5,024)
            Preferred dividend
              requirements of
              subsidiaries              5,024                       5,024
            Miscellaneous, net          8,289           (73)        8,216
                                 ------------  ------------  ------------
                                      103,334            32       103,366
                                 ------------  ------------  ------------
          ----------------------------------------------------------------
          INCOME BEFORE INCOME
            TAXES                     125,370           102       125,472
                                 ------------  ------------  ------------
          ----------------------------------------------------------------
          INCOME TAXES                 53,889           117        54,006
                                 ------------  ------------  ------------
          ----------------------------------------------------------------
          NET INCOME             $     71,481  $        (15) $     71,466
                                 ============  ============  ============
          ----------------------------------------------------------------
          AVERAGE NUMBER OF
            COMMON SHARES
            OUTSTANDING                76,796           251        77,047
                                 ============  ============  ============
          ----------------------------------------------------------------
          EARNINGS PER AVERAGE
            COMMON SHARE (BASIC
            AND DILUTED)         $       0.93  $             $       0.93
                                 ============  ============  ============
          ----------------------------------------------------------------
          DIVIDENDS DECLARED PER
            COMMON SHARE         $       1.50  $             $       1.50
                                 ============  ============  ============
          ----------------------------------------------------------------

                                                                Proforma
                                                Eliminations    Combined
          ----------------------------------------------------------------
                                                      (in thousands)
          OPERATING REVENUES:
            Electric utility                   $             $  1,199,139
            Gas utility                                           204,395
            Nonregulated and other                                201,817
                                               ------------  ------------
                                                                1,605,351
                                               ------------  ------------
          ----------------------------------------------------------------
          OPERATING EXPENSES:
            Electric and steam production
              fuels                                               224,948
            Purchased power                                       198,930
            Cost of utility gas sold                              113,401
            Other operation                                       458,335
            Maintenance                                            87,921
            Depreciation and amortization                         213,174
            Taxes and other than income taxes                      79,804
                                               ------------  ------------
                                                                1,376,513
                                               ------------  ------------
          ----------------------------------------------------------------
          OPERATING INCOME                                        228,838
                                               ------------  ------------
          ----------------------------------------------------------------
          INTEREST EXPENSE AND OTHER:
            Interest expense                                       95,150
            Allowance for funds used during
              construction                                         (5,024)
            Preferred dividend requirements of
              subsidiaries                                          5,024
            Miscellaneous, net                                      8,216
                                               ------------  ------------
                                                                  103,366
                                               ------------  ------------
          ----------------------------------------------------------------
          INCOME BEFORE INCOME TAXES                              125,472
                                               ------------  ------------
          ----------------------------------------------------------------
          INCOME TAXES                                             54,006
                                               ------------  ------------
          ----------------------------------------------------------------
          NET INCOME                           $             $     71,466
                                               ============  ============
          ----------------------------------------------------------------
          AVERAGE NUMBER OF COMMON SHARES
            OUTSTANDING                              76,796        77,047
                                               ============  ============
          ----------------------------------------------------------------
          EARNINGS PER AVERAGE COMMON SHARE
            (BASIC AND DILUTED)                $       0.93  $       0.93
                                               ============  ============
          ----------------------------------------------------------------
          DIVIDENDS DECLARED PER COMMON SHARE  $       1.50  $       1.50
                                               ============  ============
          ----------------------------------------------------------------

          THE PROFORMA COMBINED STATEMENTS OF INCOME ARE PRESENTED AS IF THE PURCHASE HAD TAKEN PLACE ON DECEMBER 31, 1997.